Exhibit 10.4

                              Datamill Media Corp.

                                October 20, 2010

This Agreement is by and between Datamill Media Corp., a Nevada corporation, and Richy Bramos, whereby Bramos agrees to lend Datamill the sum of $5,000 for a term of one year. In exchange, Datamill agrees to pay Mr. Bramos in full by the one year anniversary of this Agreement. Datamill also agrees to issue Mr. Bramos 10,000 shares of its restricted common stock.


By /s/ Vince Beatty                         By /s/ Richy Bramos
  ---------------------------------            ---------------------------------
  Vince Beatty                                 Richy Bramos
  CEO - Datamill Media Corp.